UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 2, 2005
Cardinal Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.01
EX-10.02

Item 1.01 Entry into a Material Definitive Agreement
     On September 2, 2005, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cardinal Health, Inc. (the “Company”) approved annual cash incentive award payments for fiscal 2005 to be paid in fiscal 2006 to each of the Company’s executive officers (the “Named Executive Officers”) who are required to be included in the summary compensation table in the Company’s proxy statement for its 2005 annual meeting of shareholders, which is expected to be filed with the Securities and Exchange Commission in September 2005, and to Jeffrey W. Henderson, the Company’s Executive Vice President and Chief Financial Officer. Although the applicable pre-established corporate and business segment performance objectives were generally not achieved at levels necessary to trigger the amounts paid pursuant to the Company’s annual cash incentive award program, the Compensation Committee exercised its judgment and discretion in determining that cash incentive awards should be paid based upon, among other things, individual performance and the desire to recognize the major efforts underway in developing a new organizational structure and implementing a strategic agenda that focuses on the long-term.
     Following preliminary discussions by the Compensation Committee of anticipated cash incentive awards for fiscal 2005, Mr. Walter indicated that it was his desire that his ultimate bonus to be awarded by the Compensation Committee be reduced from the amount initially determined by the Committee. Mr. Walter requested that the amount reduced from the proposed bonus be used to provide an increased pool for the fiscal 2005 cash incentive awards of executive officers other than Mr. Fotiades and those executive officers who have fiscal 2005 bonus guarantees as part of their employment arrangements with the Company, which includes Mr. Henderson. Accordingly, the Compensation Committee has determined that the fiscal 2005 cash incentive awards to be paid by the Company are as follows:

Name	Cash Incentive Award
Robert D. Walter Chairman and Chief Executive Officer	$1,585,851

George L. Fotiades President and Chief Operating Officer	$683,839

Ronald K. Labrum Chairman and Chief Executive Officer – Integrated Provider Solutions and Cardinal Health International	$392,861

David L. Schlotterbeck Chairman and Chief Executive Officer – Clinical Technologies and Services	$200,203	*

Anthony J. Rucci Executive Vice President and President of Strategic Corporate Resources	$303,375

Jeffrey W. Henderson Executive Vice President and Chief Financial Officer	$111,507	*

*    Messrs. Schlotterbeck’s and Henderson’s award amounts reflect the fact that they were participants in the Company’s annual cash incentive award program for less than the full fiscal year.

     Included as exhibits to this report are Nonqualified Stock Option and Restricted Share Units Agreements, each dated as of September 2, 2005, between the Company and Mr. Walter.
Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.01	Nonqualified Stock Option Agreement, dated as of September 2, 2005, between the Company and Robert D. Walter.

10.02	Restricted Share Units Agreement, dated as of September 2, 2005, between the Company and Robert D. Walter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)
Date: September 9, 2005	By:	/s/ Brendan A. Ford
		Name:	Brendan A. Ford
		Title:	Executive Vice President – Corporate Development, Interim General Counsel and Secretary

EXHIBIT INDEX
10.01	Nonqualified Stock Option Agreement, dated as of September 2, 2005, between the Company and Robert D. Walter.

10.02	Restricted Share Units Agreement, dated as of September 2, 2005, between the Company and Robert D. Walter.